SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 15, 2016

Newmont Mining Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31240
(Commission File Number)

84-1611629
(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado 80111
(Address of principal executive offices) (zip code)

(303) 863-7414
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On August 15, 2016, Newmont Mining Corporation, a Delaware corporation (the “Company”), paid down the remaining $275 million balance under the Company’s Term Loan Credit Agreement (the “Term Loan Agreement”), dated as of March 31, 2014, by and among the Company and the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The key terms of the Term Loan Agreement were disclosed on the Company’s Current Report on Form 8-K, dated March 31, 2014, as filed with the U.S. Securities and Exchange Commission on April 2, 2014.  The repayment effectively terminates the Term Loan Agreement with no further outstanding balances remaining thereunder. The repayment did not result in any material early termination penalties incurred by the Company. The repayment results in a lower overall corporate debt position and reduced cash interest expense.

ITEM 8.01.	OTHER EVENTS.

On August 18, 2016, the Company issued a related news release.  A copy of the Company’s news release announcing that it has paid the remaining $275 million balance under the Company’s Term Loan Agreement due in 2019 is attached as Exhibit 99.1.

The information contained in the press release attached as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01.	Financial Statements and Exhibits.
Exhibit No.	Description of Exhibit

99.1	News Release, dated August 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newmont Mining Corporation

		By:	/s/ Laurie Brlas
		Name:	Laurie Brlas
		Title:	Executive Vice President and Chief Financial
Officer

Dated:	August 18, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release, dated August 18, 2016

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